UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2010

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5945 AIRPORT ROAD, SUITE 360, MISSISSAUGA, ONTARIO, CANADA	L4V 1R9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Monthly Operating Report

On April 1, 2010, NNI, a Delaware corporation and an indirect subsidiary of the Registrant, and several other direct and indirect U.S. subsidiaries of the Registrant (collectively the “U.S. Debtors”), filed their unaudited condensed combined debtors-in-possession financial statements included in the Monthly Operating Report for the period from January 1, 2010 to January 31, 2010 with the United States Bankruptcy Court for the District of Delaware (“U.S. Bankruptcy Court”) (In re Nortel Networks Inc., et al, Chapter 11, Case No.09-10138). A copy of the Monthly Operating Report is attached as Exhibit 99.1 to this report and is incorporated herein by reference into this Item 8.01.

The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the U.S. Debtors’ compliance with the monthly reporting requirements of the U.S. Bankruptcy Court. The financial information in the Monthly Operating Report is unaudited, was not audited or reviewed by independent accountants, and has not been subject to all procedures that would typically be applied to financial information presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, and disclosure items. The Registrant cautions readers not to place undue reliance upon the Monthly Operating Report. There can be no assurance that such information is complete. The Monthly Operating Report may be subject to future adjustment and reconciliation. The Monthly Operating Report is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Monthly Operating Report for the period January 1, 2010 through January 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ ANNA VENTRESCA
Anna Ventresca General Counsel-Corporate and Corporate Secretary

By:	/S/ CLARKE E. GLASPELL
Clarke E. Glaspell Controller

Dated: April 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Monthly Operating Report for the period January 1, 2010 through January 31, 2010.